Exhibit 99.2

Sharecare closes business combination with Falcon Capital Acquisition Corp., will begin trading on

Nasdaq under symbol “SHCR” on July 2

ATLANTA, July 1, 2021 – Sharecare, Inc. (“Sharecare”), the digital health company that helps people manage all their health in one place, today announced that it has completed its business combination with Falcon Capital Acquisition Corp. (“Falcon”) (NASDAQ: FCAC), a special purpose acquisition company. The transaction was approved by Falcon’s shareholders on June 29, 2021, during a Special Meeting in which 97% of the votes cast were in favor of merger. Beginning July 2, 2021, Sharecare’s shares of Class A common stock will trade on the NASDAQ under the symbol “SHCR.”

“Sharecare is the leader in digital health engagement and the only platform empowering people to navigate, activate, and connect with their doctor, insurance company, and employer benefits all in one app, unifying the disparate elements of each person’s well-being journey,” said Jeff Arnold, founder, chairman, and chief executive officer of Sharecare. “As a profitable, high-growth company with zero debt on our balance sheet, we intend to use the proceeds from this transaction to fund continued growth through product development, expansion of our commercialization capabilities, and M&A. We look forward to this next phase as a public Company and are laser-focused on simplifying the overall health experience, improving outcomes, and reducing cost on behalf of individuals, communities, and organizations everywhere.”

As a result of the business combination, Sharecare will receive gross proceeds of over $571 million, prior to transaction expenses, including investments from funds managed by Koch Strategic Platforms, Baron Capital Group, Eldridge, Woodline Partners LP, and strategic partner, Digital Alpha which will be used to fuel continued growth, engagement, and innovation. Separately, Anthem, Inc. made a direct investment in Sharecare, and the Companies are partnering to build affordable, high-quality, whole-health advocacy solutions. Arnold and Sharecare’s management team will continue to lead the combined company.

“We believe passionately in Sharecare’s ability to drive meaningful transformation across the healthcare ecosystem and innovate at scale,” said Alan Mnuchin, chairman and chief executive officer of Falcon. “We had very specific selection criteria in mind for our ideal partner: an organization that developed an industry-leading solution, demonstrated the readiness of a public company, and truly represented a differentiated ‘category of one.’ Sharecare is that organization; and with Jeff and the incredible management team, we are confident in the Company’s vision, diverse business model, and, most importantly, its ability to impact positive change in millions of people’s lives.”

“We think of Koch as a laboratory—a place for innovation and experimentation—which allows us to bring value beyond just investing when it’s appropriate, and we are excited about the opportunity to contribute to Sharecare’s success as it enters the public market,” said David Park, president of Koch Strategic Platforms. “As an innovative company with great long-term fundamentals sitting at the intersection of media, technology, and healthcare, Sharecare is well positioned to drive much needed disruption across the digital health continuum."

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC acted as financial advisors and King & Spalding LLP acted as legal counsel to Sharecare. BTIG, LLC and Canaccord Genuity LLC acted as capital markets advisors to Sharecare. Goldman Sachs Group acted as financial advisor and White & Case LLP acted as legal counsel to Falcon Capital Acquisition Corp. Goldman Sachs and J.P. Morgan Securities LLC acted as joint placement agents in connection with the PIPE offering.

About Sharecare

Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, the intended use of proceeds from the business combination, Sharecare’s anticipated future performance and its ability to innovate and positively impact the healthcare ecosystem. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize the anticipated benefits of the business combination, the outcome of any legal proceedings that may be instituted against Falcon or Sharecare, the impact of COVID-19, the ability to maintain the listing of Sharecare’s common stock on Nasdaq following the business combination, changes in applicable laws or regulations, the possibility that Sharecare may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those included in Falcon’s or Sharecare’s filings with the Securities and Exchange Commission. Most of these factors are outside of Falcon’s and Sharecare’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contacts

Sharecare Media Contact

Jen Martin Hall

pr@sharecare.com

Sharecare Investor Relations Contact

Bob East/Jordan Kohnstam

SharecareIR@westwicke.com